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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Scientific Learning Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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SCIENTIFIC LEARNING CORPORATION
300 Frank H. Ogawa Plaza, Suite 500
Oakland, CA 94612-2040

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 31, 2001

TO THE STOCKHOLDERS OF SCIENTIFIC LEARNING CORPORATION:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of SCIENTIFIC LEARNING CORPORATION, a Delaware corporation (the "Company"), will be held on Thursday, May 31, 2001, at 10:00 a.m. local time at the Company's principal executive office at 300 Frank H. Ogawa Plaza, Suite 500, Oakland, CA 94612-2040 for the following purposes:

1.	To elect two directors to hold office until the 2004 Annual Meeting of Stockholders.
2.	To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2001.
3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on April 12, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                      By Order of the Board of Directors

                      LINDA L. CARLONI
                      Secretary

Oakland, California
April 30, 2001

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

SCIENTIFIC LEARNING CORPORATION
300 Frank H. Ogawa Plaza, Suite 500
Oakland, CA 94612-2040

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

May 31, 2001

INFORMATION CONCERNING SOLICITATION AND VOTING

General

    The enclosed proxy is solicited on behalf of the Board of Directors of Scientific Learning Corporation, a Delaware corporation ("Scientific Learning" or the "Company"), for use at the Annual Meeting of Stockholders to be held on May 31, 2001, at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 300 Frank H. Ogawa Plaza, Suite 500, Oakland, CA 94612-2040. The Company intends to mail this proxy statement and accompanying proxy card on or about April 30, 2001, to all stockholders entitled to vote at the Annual Meeting.

Solicitation

    The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

    Only holders of record of Common Stock at the close of business on April 12, 2001 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 12, 2001 the Company had outstanding and entitled to vote 11,420,537 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

    All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Revocability of Proxies

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 300 Frank H. Ogawa Plaza, Suite 500, Oakland, CA 94612-2040, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

    The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2002 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 31, 2001. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so by the close of business on the tenth day following the delivery of the Notice of the Annual Meeting. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

PROPOSAL 1

ELECTION OF DIRECTORS

    The Company's Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

    The Board of Directors is presently composed of seven members. There are two directors in the class whose term of office expires in 2001. Each of the nominees for election to this class is currently a director of the Company. Ms. Bolton was previously elected by the stockholders; Dr. Martin was elected by a majority of the remaining directors to fill a vacancy caused by the resignation of another director in July 2000. If elected at the Annual Meeting, each of the nominees would serve until the 2004 annual meeting and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal.

    Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

    Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting, with ages shown as of March 12, 2001.

Nominees for Election for a Three-year Term Expiring at the 2004 Annual Meeting

Sheryle J. Bolton

    Sheryle J. Bolton, age 54, has served as our Chairman of the Board of Directors since November 2000 and as our Chief Executive Officer and a director of the Company since November 1996. Ms. Bolton was also our President from June 1997 to November 2000. From January 1994 to July 1995, Ms. Bolton served as President and Chief Operating Officer of Physicians' Online, Inc., a physicians' online service provider. From June 1993 to December 1994 and from July 1995 to October 1996, Ms. Bolton consulted for a number of international companies, including many in the Internet, healthcare and technology sectors, specifically in the areas of strategy, operations and finance. Ms. Bolton's experience also includes senior management positions at Rockefeller & Co., Inc., a global investment management firm, and Merrill Lynch Capital Markets, Investment Banking Division. Earlier in her career, she was a teacher of English as a second language in Africa and a language arts teacher in public schools in the State of Georgia. Ms. Bolton is a director of the Scudder New Asia Fund, Inc. a closed-end mutual fund. Ms. Bolton holds a B.A. in English and an M.A. in Linguistics from the University of Georgia, and an M.B.A. from Harvard Business School.

Dr. Joseph B. Martin

    Joseph B. Martin, M.D., Ph.D., age 62, became a member of our Board of Directors and Audit Committee in July 2000. He has served as the Dean of the Faculty of Medicine and Caroline Shields Walker Professor of Neurobiology and Clinical Neuroscience at Harvard Medical School since 1997.

From 1993 to 1997, Dr. Martin was the Chancellor of the University of California, San Francisco. Since 1997, he has served as trustee of the Massachusetts Biomedical Research Corporation. Dr. Martin is a member of the Institute of Medicine of the National Academy of Sciences. He holds a B.S. from Eastern Mennonite College, an M.D. from the University of Alberta and a Ph.D. in Anatomy from the University of Rochester.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Directors Continuing in Office Until the 2002 Annual Meeting

    Dr Michael M. Merzenich, age 58, is one of our founders. He has served as our Chief Scientific Officer since November 1996 and as a director since inception. From January 1996 to November 1996, Dr. Merzenich served as the Chief Executive Officer and President of the Company. During 1997, Dr. Merzenich worked full-time with the Company during a sabbatical from his faculty position at UCSF. In January 1998, Dr. Merzenich returned to his faculty position at UCSF, but continues to direct our research and development activities under a consulting agreement. Since 1971, Dr. Merzenich has been a member of the faculty, and since 1980 a full professor, in Neuroscience, Physiology, Biomedical Engineering and Otolaryngology at UCSF. He is currently the Francis A. Sooy Professor of Otolaryngology at UCSF. Dr. Merzenich has more than 25 years of experience in managing large, multidisciplinary brain science/behavior/engineering research projects that have led to commercial products and numerous publications and awards. In May 1999, Dr. Merzenich was elected a member of the National Academy of Sciences for distinguished and continuing achievements in original research. Dr. Merzenich holds a B.S. in General Science from the University of Portland and a Ph.D. in Physiology from The Johns Hopkins University, with additional training from the University of Wisconsin.

    Rodman W. Moorhead III, age 57, has been a director since June 1998. Mr. Moorhead has been employed since 1973 by E.M. Warburg, Pincus & Co., LLC, a global private equity firm (or its predecessors), where he currently serves as Senior Advisor. Mr. Moorhead was nominated to our Board in accordance with rights held by Warburg, Pincus Ventures ("Ventures"), relating to an equity agreement. As long as Ventures owns a requisite percentage of outstanding shares of common stock, the Board must nominate Mr. Moorhead, or another individual designated by Ventures and reasonably acceptable to the Board, and use its best efforts to cause Mr. Moorhead or such other individual to be elected to the Board. See "Certain Transactions." Mr. Moorhead is a director of Chancellor Academies, Inc., Coventry Health Care, Inc., ElderTrust and Transkaryotic Therapies, Inc. He is a trustee of The Taft School and a member of the Overseers' Committee on University Resources at Harvard College. Mr. Moorhead holds an A.B. in Economics from Harvard University and an M.B.A. from Harvard Business School.

Directors Continuing in Office Until the 2003 Annual Meeting

    Ajit M. Dalvi, age 58, became a member of our Board of Directors in July 2000. He is a former senior media executive and recognized cable industry expert in business, marketing and branding strategy. Mr. Dalvi is currently a consultant for numerous international media companies including Cox Communications and the Discovery Channel. He joined Cox Communications in 1982 as its first Marketing Director. He served for 17 years on Cox's senior management team and retired as the Senior Vice President for Strategy and Programming in June 1999. Mr. Dalvi currently serves on the boards of directors of eVentures Holdings, India Ltd. and SpeedVision/Outdoor Life Network. Mr. Dalvi holds a B.A. from the University of Bombay and an M.B.A. from the Indian Institute of Management.

    Carleton A. Holstrom, age 65, is a founder and has been a director since February 1996. From February 1996 to January 1997, Mr. Holstrom also served as our Chief Financial Officer. Mr. Holstrom retired in 1987 as Senior Vice President-Finance of The Bear Stearns Companies. He is a director of Custodial Trust Company, a trustee of Pitcairn Funds, and a trustee, overseer or director of a number of non-profit organizations. Mr. Holstrom has served as a member of the Board of Trustees and Board of Governors of Rutgers, the State University of New Jersey, including as chairman and vice-chairman of both. He is currently a member of the Board of Overseers of the College of Letters and Science at the University of Wisconsin-Madison. Mr. Holstrom holds a B.S. in Economics from University of Wisconsin-Madison and an M.A. in Economics from Rutgers.

    Dr. Paula A. Tallal, age 53, is one of our founders. She has served as a director since inception. She also served as our Executive Vice President from January 1996 until December 2000 and as Chairman of the Board of Directors from January 1996 until November 2000. During 1997, Dr. Tallal worked full-time with us during a sabbatical from her faculty position at Rutgers, the State University of New Jersey. In January 1998, Dr. Tallal returned to her faculty position at Rutgers, but continues to consult with us pursuant to a consulting agreement. Since 1988, Dr. Tallal has served as co-director of the Center for Molecular and Behavioral Neuroscience at Rutgers. In 2001, Dr. Tallal was named a Board of Governors Professor in Neuroscience by Rutgers University. Dr. Tallal is an active participant in many scientific advisory boards and governmental committees for both developmental language disorders and learning disabilities. Dr. Tallal has over 20 years experience managing multi-site, multi-disciplinary federally funded contracts and grants that have resulted in over 150 publications, as well as national and international honors. Dr. Tallal holds a B.A. in Art History from New York University and a Ph.D. in Experimental Psychology from Cambridge University with additional training from The Johns Hopkins University.

Board Committees and Meetings

    During the fiscal year ended December 31, 2000, the Board of Directors held six meetings and acted by unanimous written consent five times. The Board has an Audit Committee, a Compensation Committee, a Development Committee and a single-person Non-Officer Stock Option Committee.

    The Audit Committee meets with our independent auditors at least annually to review the results of the annual audit and discuss the annual financial statements. The Audit Committee also meets with our independent auditors to review the interim financial statements prior to the filing of our quarterly Reports on Form 10-Q; recommends to the Board the independent auditors to be retained; oversees the independence of the independent auditors; evaluates the independent auditors' performance; and receives and considers the independent auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of three directors: Messrs. Dalvi, Holstrom and Martin. It met six times during 2000. All members of the Company's Audit Committee are independent (as independence is defined in Rule 4200(a)(15) of the NASD listing standards). The Audit Committee has adopted a written Audit Committee Charter that is attached hereto as Appendix A.

    The Compensation Committee reviews and recommends compensation and benefits matters to the Board of Directors. Except as described below, the Compensation Committee also administers the issuance of stock options and other awards under our equity incentive plan. The Compensation Committee is composed of two non-employee directors: Messrs. Holstrom and Moorhead. It met five times during 2000 and acted by unanimous written consent one time.

    The Non-Officer Stock Option Committee is authorized to administer the issuance of stock options to non-senior executive employees subject to numerical limits and other parameters established by the Compensation Committee from time to time. The Non-Officer Stock Option Committee is composed of Ms. Bolton. It acted by written consent 48 times in 2000.

    The Development Committee reviews criteria for selection of members to the Board of Directors. No procedure has been established for the consideration of nominees recommended by stockholders. The Development Committee is composed of one non-employee director, Mr. Moorhead, one employee director, Ms. Bolton and one consultant director, Dr. Tallal. It met one time during 2000.

    During the fiscal year ended December 31, 2000, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

    This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

    The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviews the audited financial statements with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

    The Audit Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2000 with management. In addition, the Audit Committee discussed with Ernst & Young LLP, our independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Accounting Standards).

    The Audit Committee has also received and reviewed the written disclosures from Ernst & Young LLP regarding the auditors' independence, as required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and has discussed the auditors' independence from the Company and its management with them.

    Based upon this review and discussion, the Audit Committee has recommended to the Board of Directors that the Company's audited financial statements for the year ended December 31, 2000 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

    From the members of the Audit Committee of Scientific Learning Corporation.

                      Carleton A. Holstrom
                      Ajit M. Dalvi
                      Joseph B. Martin, MD

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors has selected Ernst & Young LLP ("Ernst & Young") as the Company's independent auditors for the fiscal year ending December 31, 2001 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young has audited the Company's financial statements since its inception in 1996. Representatives of Ernst & Young are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

    Stockholder ratification of the selection of Ernst & Young as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

    The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

    Audit Fees.  The aggregate fees billed by Ernst & Young for the audit of the Company's financial statements for the fiscal year ended December 31, 2000 and for the reviews of the Company's interim financial statements included in the Company's Quarterly Reports on Form 10-Q for that year were $111,000.

    Financial Information Systems Design and Implementation Fees.  Ernst & Young billed the Company no fees for information technology consulting services for the fiscal year ended December 31, 2000.

    All Other Fees.  For the fiscal year ended December 31, 2000, the aggregate fees billed by Ernst & Young for professional services other than audit and information technology consulting fees were $78,000, principally for tax-related services, services related to SEC filings and accounting consultations.

    The Audit Committee has reviewed whether the rendering of these non-audit services by Ernst & Young is compatible with maintaining the auditor's independence, and has concluded that the non-audit services rendered by Ernst & Young in 2000 are compatible with maintaining the auditor's independence.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the ownership of the Company's Common Stock as of March 12, 2001 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

	Shares Beneficially Owned(1)
Beneficial Owner	Number	Percent
Warburg, Pincus Ventures, LP(2) 466 Lexington Avenue New York, NY 10017	5,153,304	39.9
Sheryle J. Bolton(3)	441,301	3.8
Dr. Michael Merzenich(4)	578,825	5.1
Dr. Paula A. Tallal(5)	611,076	5.4
Frank M. Mattson(6)	172,540	1.5
Diane H. Church(7)	103,793	*
Jane A. Freeman(8)	60,701	*
Linda L. Carloni(9)	34,645	*
Carleton A. Holstrom(10)	272,899	2.4
Rodman W. Moorhead III(2)(11)	5,153,304	39.9
Joseph B. Martin(12)	12,000	*
Ajit M. Dalvi(13)	10,000	*
All directors and executive officers as a group (15 persons)(14)	8,277,577	61.54

*
Less than one percent

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 11,419,794 shares outstanding on March 12, 2001, adjusted as required by rules promulgated by the SEC.

(2)
Includes 1,491,666 shares issuable upon the exercise of immediately exercisable warrants issued in June 1998 and March 2001. The stockholder is Warburg, Pincus Ventures, L.P. ("WPV"). Warburg, Pincus & Co. ("WP") is the sole general partner of WPV. WPV is managed by E.M. Warburg, Pincus & Co., LLC ("EMW LLC"). Lionel I. Pincus is the managing partner of WP and the managing member of EMW LLC, and may be deemed to control both entities. Mr. Moorhead, a director of the Company, is a managing director and member of EMC LLC and a general partner of WP. Mr. Moorhead may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934, as amended) in an indeterminate portion of the shares beneficially owned by WPV.

(3)
Includes 172,916 shares subject to exercisable stock options, 82,637 shares of which will be vested as of May 11, 2001 and the remaining 90,279 shares which would be subject to repurchase if purchased prior to vesting. Also includes 260,785 shares held in the Shane Bolton Trust of which Ms. Bolton is a co-trustee and beneficiary and 7,600 shares which are held by Ms. Bolton's minor children. Approximately 260,875 of the shares beneficially held by Ms. Bolton have been pledged as collateral for a loan made by the Company to Ms. Bolton. See "Certain Transactions" for a further description of this transaction.

(4)
Includes 47,666 shares owned directly by Dr. Merzenich, 377,659 shares of common stock held in the Merzenich Family Trust, and 153,500 shares of common stock held in the Merzenich Charitable Remainder Trust.

(5)
Includes 477,743 shares owned directly by Dr. Tallal and 133,333 shares held by the Colleen Osburn 1998 Irrevocable Trust, for which Dr. Tallal serves as trustee. Dr. Tallal disclaims beneficial ownership of the shares held by the Colleen Osburn 1998 Irrevocable Trust within the meaning of Rule 13d-3 under the Securities Act of 1934.

(6)
Includes 112,375 shares subject to exercisable stock options, 51,748 shares of which will be vested as of May 11, 2001 and the remaining 60,627 shares which would be subject to repurchase if purchased prior to vesting. Also includes 2,850 shares held by Mr. Mattson's minor children. Approximately 52,591 of the shares beneficially held by Mr. Mattson have been pledged as collateral for a loan made by the Company to Mr. Mattson. See "Certain Transactions" for a further description of this transaction.

(7)
Includes 80,499 shares subject to exercisable stock options, 30,736 shares of which will be vested as of May 11, 2001 and the remaining 49,763 shares which would be subject to repurchase if purchased prior to vesting.

(8)
Includes 46,250 shares subject to exercisable stock options, 18,800 shares of which will be vested as of May 11, 2001 and the remaining 27,450 shares which would be subject to repurchase if purchased prior to vesting.

(9)
Includes 31,637 shares subject to exercisable stock options, 16,013 shares of which will be vested as of May 11, 2001 and the remaining 15,624 shares which would be subject to repurchase if purchased prior to vesting.

(10)
Includes 154,315 shares held by the Holstrom Family Limited Partnership and 10,000 shares subject to fully vested and immediately exercisable stock options. Also includes 27,608 shares held by the Solon Edward Trust, for which Mr. Holstrom serves as trustee. Mr. Holstrom disclaims beneficial ownership of the shares held by the Solon Edward Trust.

(11)
All shares indicated as owned by Mr. Moorhead are included because of his affiliation with the Warburg, Pincus entities. Mr. Moorhead disclaims beneficial ownership of all shares owned by the Warburg, Pincus entities.

(12)
Includes 10,000 shares subject to fully vested and immediately exercisable stock options.

(13)
Includes 10,000 shares subject to fully vested and immediately exercisable stock options.

(14)
Includes the information in notes (1) through (13), as applicable. Also includes for other executive officers included in the group: 74,256 shares subject to exercisable stock options, 35,588 shares of which will be vested as of May 11, 2001 and the remaining 38,668 shares of which would be subject to repurchase if purchased prior to vesting, 78,000 shares held in trusts of which an officer is a trustee, and 2,220 shares held by officers' minor children. Approximately 329,445 of the shares held by other executive officers have been pledged as collateral for loans made by the Company to such officers. See "Certain Transactions" for a further description of this transaction.

Section 16(a) Beneficial Ownership Reporting Compliance

    Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that one report covering one transaction was filed late by Dr. Merzenich.

EXECUTIVE COMPENSATION

Compensation of Directors

    Each non-employee director of the Company who is not a representative of a major stockholder is paid director's fees on the basis of meetings attended: $1,000 for each regular Board meeting attended in person and $500 for each regular Board meeting attended by telephone, for each special Board meeting attended, and each committee meeting attended. In the fiscal year ended December 31, 2000, the total directors' fees paid were $10,500. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

    Each non-employee director who is not a representative of a major stockholder also receives stock option grants under the 1999 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). Options granted under the Directors' Plan are intended by the Company not to qualify as incentive stock options under the Internal Revenue Code.

    Option grants under the Directors' Plan are non-discretionary. Each eligible director who was a director at the time of the Company's initial public offering in July 1999 was automatically granted an option to purchase 5,000 shares on the effectiveness of the offering. Each eligible director first elected to the board in the first year following the initial public offering was automatically granted an option to purchase 5,000 shares upon election to the Board. Each eligible director who was a director on the first anniversary of the initial public offering is automatically granted an option to purchase 5,000 shares upon each anniversary of the initial public offering during his or her service as a non-employee director. Any individual who becomes an eligible director after the first anniversary of the initial public offering will automatically be granted an initial grant of 5,000 shares upon first being elected to the Board and an annual grant of 5,000 shares on each anniversary of the date the non-employee director was first elected as a member of the Board during his or her service as a non-employee director. All options granted under the Directors' Plan are fully vested and exercisable when granted. No other options may be granted at any time under the Directors' Plan. The exercise price of options granted under the Directors' Plan is equal to the fair market value of the common stock subject to the option on the date of the option grant. The term of options granted under the Directors' Plan is five years. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, each option either will be assumed or an equivalent option will be substituted by the successor corporation or will terminate prior to the change of control if not assumed or substituted.

    During the last fiscal year, the Company granted options under the Directors' Plan to Mr. Dalvi and Dr. Martin on their election to the Board (July 12, 2001) for 5,000 shares each, at an exercise price per share of $10.875, and on July 21, 2001 to Messrs. Dalvi and Holstrom and Dr. Martin for 5,000 shares each, at an exercise price per share of $5.6875. The exercise price of each option was equal to the fair market value of such Common Stock as of the date of grant (calculated under the plan as the closing sales price reported on the Nasdaq National Market for the day prior to the date of grant). As of March 12, 2001, no options had been exercised under the Directors' Plan.

    In September 1996, we entered into consulting agreements with Dr. Merzenich and Dr. Tallal. The agreement with Dr. Merzenich enables him to continue to direct our research and development activities through December 31, 2001. The agreement with Dr. Tallal generally provides, among other things, that she will devote an average of one day per week on consulting activities for us through September 30, 2001. The amounts paid to Dr. Merzenich or Dr. Tallal under their consulting agreements did not exceed $60,000 in 2000.

Compensation of Executive Officers

Summary of Compensation

    The following table shows for the fiscal years ended December 31, 1998, 1999 and 2000, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated executive officers at December 31, 2000 (the "Named Executive Officers"):

SUMMARY COMPENSATION TABLE(1)

Long-Term Compensation
	Annual Compensation				Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options/ SARs(2) (#)	LTIP Payouts ($)	All Other Compensation ($)
Sheryle J. Bolton(3) Chairman of the Board and Chief Executive Officer	2000 1999 1998	278,000 235,000 220,000	30,000 — —	— — —	— — —	50,000 150,000 16,666	— — —	— — —
Frank M. Mattson(4) President and Chief Operating Officer	2000 1999 1998	209,000 185,000 166,000	30,000 — —	— — —	— — —	45,000 101,000 19,000	— — —	— — —
Linda L. Carloni(5) Vice President, General Counsel and Secretary	2000 1999 —	157,000 31,250 —	25,000 — —	— — —	— — —	40,000 25,000 —	— — —	— — —
Jane A. Freeman(6) Vice President, Chief Financial Officer and Treasurer of Finance	2000 1999 —	165,000 60,712 —	15,000 — —	— — —	— — —	10,000 50,000 —	— — —	17,171 7,830 —	(7) (8)
Diane H. Church(9) Vice President, Sales	2000 1999 1998	155,545 135,000 127,000	20,000 10,000 —	— — —	— — —	15,000 55,000 2,333	— — —	— — —

(1)
In accordance with the rules of the Securities and Exchange Commission, the compensation described in this table does not include medical, group life insurance or other benefits received by the Named Executive Officers that are available generally to all salaried employees and various perquisites and other personal benefits received by the Named Executive Officers which do not exceed the lesser of $50,000 or 10% of any officer's salary and bonus disclosed in this table.

(2)
See the table under "Option Grants in Last Fiscal Year" for a detailed description of 2000 option grants. All option grants in this table were granted under our 1999 Equity Incentive Plan and have a term of 10 years. All option grants for

  Ms. Bolton, Mr. Mattson, Ms. Freeman and Ms. Carloni vest as to 1/48th of the total shares on a monthly basis from the date of grant. The option grants for Ms. Church also vest on a monthly basis from the date of grant as to 1/60th of the total shares granted for options granted prior to January 1, 2000 and as to 1/48th of the total shares granted for options granted after January 21, 2000. The exercise price per share of each option was equal to the fair market value of the common stock as determined by the board of directors on the date of grant.

(3)
Ms. Bolton has served as our Chief Executive Officer and as a director since November 1996 and was our President from June 1997 to November 2000. She was elected Chairman of the Board in November 2000.

(4)
Mr. Mattson has served as Chief Operating Officer since January 2000 and President since November 2000. He served as our Executive Vice President from March 2000 to November 2000, as our Chief Financial Officer from January 1997 to January 2000, and as our Secretary from June 1997 through March 2000.

(5)
Ms. Carloni joined the Company as General Counsel in October 1999. She became our Secretary in March 2000 and was elected Vice President in June 2000.

(6)
Ms. Freeman joined the Company as Vice President, Finance and Treasurer in August 1999. She has been our Chief Financial Officer since January 2000. She also served as Vice President, Business Development from August 1999 to June 2000.

(7)
Represents a relocation allowance.

(8)
Represents reimbursement of moving expenses.

(9)
Ms. Church has served in her current position since June 1999, having previously served as Vice President, Private Channel Sales since August 1997.

STOCK OPTION GRANTS AND EXERCISES

    The Company grants options to its executive officers under its 1999 Equity Incentive Plan (the "Incentive Plan"). As of March 12, 2001, options to purchase a total of 1,738,497 shares were outstanding under the Incentive Plan and options to purchase 496,557 shares remained available for grant thereunder. In the event of specified changes in control, all outstanding options under the Incentive Plan either will be assumed or substituted for by any surviving entity. If the surviving entity determines not to assume or substitute for these awards, the vesting provisions of these stock awards will be accelerated and these stock awards will be terminated upon the change in control if not previously exercised. In the event of an acquisition under Section 13(d) or 14(d) of the Securities Exchange Act of 1934 of securities representing at least 50% of our combined voting power, the vesting of stock awards will be accelerated immediately upon the occurrence of this event.

    The following tables show for the fiscal year ended December 31, 2000, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
		% of Total Options/SARs Granted to Employees in Fiscal Year(2)
	Number of Securities Underlying Options/SARs Granted(#)(1)		Exercise Or Base Price ($/Sh) (3)
				Expiration Date
Name					5%($)	10%($)
Sheryle J. Bolton	50,000	5.5	6.1250	11/05/10	192,599	887,756
Frank M. Mattson	45,000	4.9	6.1250	11/05/10	173,339	439,275
Linda L. Carloni	15,000 25,000	1.7 2.8	17.1875 6.1250	05/30/10 11/05/10	162,137 96,300	410,887 244,042
Jane A. Freeman	10,000	1.1	6.1250	11/05/10	38,520	97,617
Diane H. Church	15,000	1.7	36.5000	1/02/10	344,320	872,574

(1)
Each of the options was granted under our 1999 Equity Incentive Plan and has a term of 10 years, subject to earlier termination upon the occurrence of events related to termination of employment. The option grants vest as to 1/48th of the total shares on a monthly basis from the date of grant.

(2)
Based on an aggregate of 905,790 shares subject to options granted to our employees in 2000, including the Named Executive Officers.

(3)
The exercise price per share of each option was equal to the fair market value of the common stock as determined by the Board on the date of grant.

(4)
The potential realizable value is based on the term of the option at its time of grant (ten years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These amounts represent certain assumed rates of appreciation only, in accordance with the rules of the SEC, and do not reflect the Company's estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company's common stock and no gain to the optionee is possible unless the stock price increases over the option term.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1999 AND YEAR-END OPTION VALUES

    The following table sets forth for each of the Named Executive Officers the number of shares received upon exercise of options, the aggregate dollar value realized upon exercise, and the number and value of securities underlying unexercised options held by such Named Executive Officer at December 31, 2000.

Number of Securities Underlying Unexercised Options at December 31, 2000(1)
Value of Unexercised In-the-Money Options at December 31, 2000(2)
Shares Acquired on Exercise (#)
Value Realized ($)(3)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Sheryle J. Bolton	266,667 — — —	5,170,006 — — —	— 16,666 100,000 50,000 1,041	— — — 48,959	— — — — —	— — — — —
Frank M. Mattson	21,390 5,833 11,250 2,000 — — —	394,646 105,869 185,625 25,500 — — —	— — 3,750 2,000 76,000 25,000 937	— — — — — — 44,063	— — 7,500 — — — —	— — — — — — —
Linda L. Carloni	— — —	— — —	25,000 1,960 520	— 13,040 24,488	— — —	— — —
Jane A. Freeman	5,000 —	10,000 —	45,000 208	— 9,792	— —	— —
Diane H. Church	7,224 2,217 2,015 —	104,026 4,194 7,556 —	15,555 — 52,985 15,000	— — — —	56,776 — — —	— — — —

(1)
Options granted prior to June 1, 2000 may be exercised immediately under early exercise provisions contained in option agreements. Any unvested shares issued under such early exercise provisions are subject to a repurchase option in favor of the company upon termination of employment. Such repurchase option terminates at a rate reflecting the vesting schedule of the underlying option. Accordingly, such repurchase option terminates at a rate of 1/48th per month for Ms. Bolton, Mr. Mattson, Ms. Freeman and Ms Carloni. For Ms. Church, the repurchase option terminates at a rate of 1/60th per month for all grants prior to January 1, 2000 and 1/48th per month for all subsequent grants. See "Security Ownership of Certain Beneficial Owners and Management."

(2)
Based on the difference between the exercise price and the fair market value of the common stock at close of market on December 29, 2000, which was $4.25.

(3)
In accordance with the rules of the SEC, the calculation is based on the difference between the exercise price and the fair market value of the common stock at exercise. Actual value realized, if any, is dependent on when the shares obtained on exercise of the option are sold.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION

    This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

    The Compensation Committee of the Board of Directors of Scientific Learning Corporation is currently composed of two non-employee directors: Messrs. Moorhead and Holstrom. Mr. Holstrom was one of the initial members of the Compensation Committee when it was first formed in March 1997. Mr. Moorhead joined the Compensation Committee in April 1999 when it was reconstituted in connection with the Company's initial public offering of its common stock.

    The Compensation Committee is responsible for establishing the Company's overall compensation programs for all its employees, including its executives. In addition, the Compensation Committee is responsible for evaluating the performance and setting the compensation of the Company's Chief Executive Officer. The Committee also is responsible for reviewing and approving the compensation of the Named Executive Officers and for reviewing their performance. The Compensation Committee also administers the Company's 1999 Equity Incentive Plan, with responsibility for determining the awards to be made under the plan to the Company's executive officers and to other eligible individuals. A single-person Non-Officer Stock Option Committee, composed of Ms. Bolton, the Company's Chief Executive Officer, is authorized to administer the issuance of stock options to non-senior executive employees.

    Generally, the Compensation Committee reviews compensation programs for executive officers in the fall of each year, with most changes to such compensation programs commencing at the beginning of the following year. For the year 2000, stock option compensation was reviewed and additional options were granted and made effective in November 2000. Review of executive officers' cash compensation commenced in October 2000 and was completed and changes approved and made effective in January 2001.

  Compensation Philosophy

    The goals of the compensation program are to align compensation with business objectives and performance and to enable the Company to attract and retain the highest quality executive officers and other key employees, reward them for the Company's progress and motivate them to enhance long-term stockholder value. Key elements of this philosophy are as follows:

  •
  The Company pays competitively with comparable technology companies, both inside and outside its industry, with which the Company competes for talent. To ensure that compensation is competitive, the Company compares its practices with technology companies and uses these parameters to determine executive compensation.

  •
  The Company provides short-term incentives to its executive officers through the use of cash bonuses. Prior to 2000, because of the early stage of the Company's development, the Company provided cash bonuses infrequently. During 2000, the Company determined that the more advanced stage of development reached by the Company and the competitive nature of the employment market for technology executives in the San Francisco Bay Area called for the payment of cash bonuses to its executive officers generally.

  •
  The Company provides significant long-term incentives for executives and other key employees through the use of equity incentives to ensure that they are motivated over the long term to respond to the Company's business challenges and opportunities as owners and not just as employees.

  Basis for Determining Competitive Compensation

    In reviewing competitive pay practices for the purposes of establishing salary increases, bonuses and option grants, the Compensation Committee reviewed information on the compensation levels of executive officers at public and private technology companies of comparable size, measured in terms of revenues.

    These comparable companies were not identical to the companies used in the performance graph, but reflected the broader pool of technology companies in which the Company competes for employees.

  2000 Executive Compensation

    Base Salary.  The Committee annually reviews each executive officer's base salary. When reviewing base salaries, the Committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge, and competitive pay practices. In general, the Company sets its salaries for executive officers, including the CEO, at levels it believes are necessary to attract and retain personnel in today's competitive environment. The Committee believes that personnel generally should receive total compensation at approximately median levels for comparable technology companies. Based on the information it reviewed, the Committee determined to increase base salaries for the Company's executive officers and accordingly base salaries for executive officers were increased by between 0% and 40% for 2000 compared to 1999.

    The largest percentage increases reflected adjustments to the salaries of Drs. Steven Miller and William Jenkins. Drs. Miller's and Jenkins' salaries had previously been lower than other executive officers because of their very substantial equity positions in the Company as founders. In November 2000, Drs. Miller and Jenkins were elected to Senior Vice President positions. Because of Drs. Miller's and Jenkins' expanded responsibilities, the Committee determined that it was appropriate to substantially increase Drs. Miller's and Jenkins' base salaries to levels that were competitive in the market.

    Cash Incentive Compensation.  Prior to 2000, the Company paid executive officers cash bonuses infrequently. During 2000, the Committee determined that the more advanced stage of development reached by the Company and the competitive nature of the employment market for technology executives in which the Company competes made it necessary to pay cash bonuses in order to remain competitive with other employers. The Committee believes that the bonuses granted are consistent with general compensation practices in San Francisco Bay Area technology companies. Bonuses for executive officers other than the CEO for performance during 2000 ranged from $15,000 to $30,000 and were paid in January 2001.

    Long-Term Incentives.  Stock options typically have been granted to executive officers when the executive first joins the Company; on a periodic basis to provide additional long-term incentives; in connection with a significant change in responsibilities; and, occasionally, to bring an executive's equity position in line with the Company's overall compensation philosophy. In 2000, the Committee evaluated the level of outstanding equity incentives, taking into account competitive conditions and the exercise price of outstanding options. Based on this evaluation, the Committee determined that it was appropriate to grant additional options to its executive officers to provide an increased level of long-term incentive.

    The number of shares covered by each stock option is based upon anticipated future contribution, past performance, levels of responsibility, prior experience, breadth of knowledge and competitive option practices as well as the current equity position of the executive. An executive's existing equity in the Company may result in options being set at a lower level. Stock options for officers generally become exercisable over a four-year period and are granted at a price that is equal to the fair market value of the Company's common stock on the date of grant. In 2000, stock options were granted to all executive officers.

  Corporate Performance and Chief Executive Officer Compensation

    Ms. Bolton's base salary at the beginning of 2000 as President and Chief Executive Officer was $278,000, reflecting a 24% increase from 1999. This increase was approved by the Committee in 1999 and effected at the beginning of 2000.

    In October 2000, the Committee reviewed Ms. Bolton's total compensation program and competitive practices. The Committee approved an increase in Ms. Bolton's salary to $310,000, effective January 1, 2001; a bonus for 2000 performance of $30,000, which was paid in January 2001; and an additional option for 50,000 shares, with four year vesting, effective November 6, 2000. The Committee uses the same procedures described above for the other executive officers in setting the annual base salary, cash bonus and stock option awards for the Chief Executive Officer. In particular, in evaluating Ms. Bolton's base salary, cash bonus and stock option awards, the Committee considered individual and corporate performance, level of responsibility, prior experience, breadth of knowledge, equity position in the Company and competitive pay practices. Ms. Bolton's overall compensation was based on the Committee's subjective evaluation of her and the Company's performance during the prior year. Ms. Bolton's overall compensation was not specifically tied to any particular financial performance criteria, although the Committee did take into consideration the milestones achieved by the Company during 2000, including a substantial increase in its revenues. The Committee believes Ms. Bolton's total compensation for 2000 was appropriate given the Company's size and financial performance at that time.

  Limitation on Deduction of Compensation Paid to Certain Executive Officers

    Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1.0 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1.0 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

    The Compensation Committee has determined that stock options granted under the Company's 1999 Equity Incentive Plan with an exercise price at least equal to the fair market value of the Company's common stock on the date of grant shall be treated as "performance-based compensation." Provisions contained in the 1999 Equity Incentive Plan, which has been approved by the Company's stockholders, allow any compensation recognized by a Named Executive Officer as a result of the grant of such a stock option to be deductible by the Company.

    From the members of the Compensation Committee of Scientific Learning Corporation.

                        Rodman W. Moorhead, III
                        Carleton A. Holstrom

Compensation Committee Interlocks and Insider Participation

    As noted above, the Company's Compensation Committee consists of Mr. Holstrom and Mr. Moorhead. None of the members of the Compensation Committee has been an officer or employee of the Company, except that Mr. Holstrom served as the Company's Chief Financial Officer from February 1996 to March 1997. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Company's Board of Directors or Compensation Committee.

Performance Measurement Comparison

    This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

    The following chart compares the cumulative total stockholder return of Scientific Learning Common Stock during the period beginning with its initial public offering on July 22, 1999 and ending December 31, 2000, with the cumulative total return during the same period of (i) the NASDAQ Composite Market Index and (ii) a Scientific Learning constructed peer group index. The companies in this peer group index were selected on the basis of similarity in nature of their business and currently include: Advantage Learning Systems, Inc., Harcourt General, Inc., Lightspan, Inc., Riverdeep Group, plc., Scholastic Corporation, SmartForce, Student Advantage, Inc. and Sylvan Learning Systems, Inc. The companies currently comprising the peer group index are unchanged from the companies comprising the peer group index for fiscal year 1999, except that National Computer Systems was sold during 2000 and was removed from the index at that time, and Lightspan and Riverdeep Group, plc. became public companies during 2000 and were added at that time. The comparison assumes $100 was invested on July 22, 1999 in Scientific Learning Common Stock and in each of the foregoing indices. It also assumes reinvestment of dividends. The stock price performance shown in the graph below should not be considered indicative of potential future stock price performance.

CERTAIN TRANSACTIONS

    The former holders of our Series B, C and D preferred stock, which include Warburg, Pincus Ventures, our largest shareholder, are entitled to registration rights with respect to the common stock issued upon conversion of the Series B, C or D preferred stock.

    In connection with the issuance of Series B preferred stock and warrants to purchase Series C preferred stock, we entered into an agreement that requires us, as long as Warburg, Pincus Ventures owns at least 10% or 20% of the outstanding common stock, to nominate and use our best efforts to elect one or two individuals, respectively, designated by Warburg, Pincus Ventures for election to the Board of Directors. In addition, Warburg, Pincus Ventures has agreed that it will use its best efforts to vote a sufficient number of its shares to elect one individual nominated by LF SL Holding LLC as long as LF SL Holding LLC continues to own at least fifty percent of the 555,555 shares it acquired in January 1999.

    Under our license with The Regents of the University of California, we are obligated to make license-issue fee payments, royalty payments, milestone payments and other payments to The Regents in exchange for a license to commercially develop and sell products that make use of rights under patent applications filed by Drs. Tallal, Merzenich, Jenkins and Miller, among others, and subsequently assigned to The Regents and Rutgers, the State University of New Jersey. Three US patents issuing from these applications were granted by the United States Patent and Trademark Office and several applications are pending. Drs. Tallal and Merzenich are members of our Board of Directors, and Drs. Jenkins and Miller are senior vice presidents with us. During 2000, we expensed an aggregate of approximately $870,000 for royalty and milestone payments under the license. In 2001, and for each year thereafter during the term of the license, the minimum royalty payment will be $150,000. Pursuant to the patent policies of The Regents and Rutgers, as well as understandings between inventors affiliated with each university, each university distributes to those inventors affiliated with the university, on an annual basis, a portion of the payments received from us. In 2000, the inventors received the following payments from their universities: Dr. Merzenich: $94,097; Dr. Tallal: $95,060; Dr. Jenkins: $66,750; and Dr. Miller: approximately $30,000. The amount of any future university distributions to the inventors are indeterminable at this time because these figures are tied to our future performance; however, we estimate that less than 1% of product sales during the term of the license will be payable by the universities to each inventor. The license was negotiated by us on an arms-length basis, without involvement by the inventors.

    In April 2001, the Company made loans in an aggregate principal amount of $3,114,383 to Ms. Bolton, Dr. Miller, Mr. Mattson, and Mr. Mills for the purpose of assisting these executive officers in paying substantial income tax liabilities resulting from alternative minimum tax imposed on their exercise of Company stock options in 2000. At April 12, 2001, the aggregate amounts of such indebtedness for principal and accrued interest were: Ms. Bolton: $1,400,189; Dr. Miller: $1,450,196; Mr. Mattson: $236,032; and Mr. Mills: $28,387. Each loan is a full recourse loan, initially secured by a number of shares of the Company's stock held by the officer equal to the lesser of (1) the principal amount of the loan divided by the average closing price of the Company's stock for the 30 trading days preceding January 3, 2001, which is $4.4875; or (2) the total amount of Company stock held by the borrowing officer on the date of the note evidencing the loan. The number of shares initially pledged by each officer was: Ms. Bolton, 260,785 shares; Mr. Miller, 323,120 shares; Mr. Mattson, 52,591 shares, and Mr. Mills, 6,325 shares. Each officer has the right to withdraw shares from the security interest to the extent that the fair market value of the collateral pledged exceeds 120% of the principal, but no officer has the obligation to pledge additional shares or to return withdrawn shares if the value of the collateral pledged falls below the loan amount. The loans bear interest at a rate of 4.94%. All principal and accrued interest are due December 31, 2005. The Company's obligation to make these loans was conditioned on the closing of the line of credit facility described below.

    In March 2001, we entered into a $15 million unsecured revolving line of credit with Fleet National Bank that expires in October 2002. WPV, Inc., an affiliate of Warburg, Pincus Ventures, a substantial stockholder of the Company, provided an unlimited guarantee for the facility. In consideration of the guaranty, we agreed to reimburse the Warburg affiliate for any amounts it is required to pay under the guarantee and granted the Warburg affiliate a security interest in substantially all of our assets. We also issued the Warburg affiliate a warrant to purchase 1,375,000 shares of the Company's common stock with an exercise price of $8.00. The warrant expires March 9, 2008. The estimated value of the warrants is $3.6 million.

    We believe that the foregoing transactions were in our best interests. As a matter of policy these transactions were, and all future transactions between us and any of our officers, directors or principal stockholders will be, approved by a majority of the disinterested members of the board of directors.

OTHER MATTERS

    The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Linda L. Carloni Secretary

    April 30, 2001

    A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2000 is available without charge upon written request to: Investor Relations Department, Scientific Learning Corporation, 300 Frank H. Ogawa Plaza, Suite 500, Oakland, CA 94612-2040.

APPENDIX A

SCIENTIFIC LEARNING CORPORATION

AMENDED AND RESTATED
CHARTER OF THE AUDIT COMMITTEE

Charter:

    This charter governs the operations of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Scientific Learning Corporation, a Delaware corporation (the "Company"). The Committee shall review and reassess the charter at least annually, and recommend such changes as it deems necessary or appropriate for approval of the Board.

Purpose:

    The purpose of the Committee is to provide assistance to the Board in fulfilling its oversight responsibility to the stockholders and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function and the annual independent audit of the Company's financial statements. In so doing, it is the responsibility of the Committee to maintain free and open communication among the Committee, the independent auditors, the internal auditors and management of the Company.

Composition:

    The Committee will be composed of at least three members of the Board, each of whom shall be independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company, as determined by the Board consistent with the rules and guidelines of the Nasdaq National Market in effect from time to time. All committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the committee, and at least one member shall have accounting or related financial management expertise. The members of the Committee will be appointed by and serve at the discretion of the Board.

Functions and Authority:

    The operation of the Committee will be subject to the provisions of the Bylaws of the Company and the Delaware General Corporation Law, each as in effect from time to time. The Committee will have the full power and authority to carry out the following responsibilities:

     1. To recommend annually to the full Board the firm of certified public accountants to be employed by the Company as its independent auditors for the ensuing year, which firm is ultimately accountable to the Committee and the Board, as representatives of the Company's stockholders.

     2. To review the engagement of the independent auditors, including the scope, extent and procedures of the audit and the compensation to be paid therefor, and all other matters the Committee deems appropriate.

     3. To evaluate, together with the Board, the performance of the independent auditors and, if so determined by the Committee, recommend that the Board replace the independent auditors.

     4. To review and approve all professional non-audit services provided to the Company by its independent auditors and to consider the possible effect of such services on the independence of the auditors.

     5. To have familiarity, through the individual efforts of its members, with the accounting and reporting principles and practices applied by the Company in preparing its financial statements.

     6. To review with the senior management of the Company and the independent auditors, upon completion of their audit, the financial statements to be included in the Company's Annual Report on Form 10-K, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted accounting standards.

     7. To assist and interact with the independent auditors in order that they may carry out their duties in the most efficient and cost-effective manner.

     8. To evaluate the cooperation received by the independent auditors during their audit examination, including their access to all requested records, data and information, and elicit the comments of management regarding the responsiveness of the independent auditors to the Company's needs.

     9. To review the interim financial statements with the senior management of the Company and the independent auditors prior to the filing of the Company's Quarterly Reports on Form 10-Q. Also, the Committee shall discuss the results of this quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted accounting standards. The chair of the Committee may represent the entire Committee for the purposes of this review.

    10. To receive written statements from the independent auditors delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard No. 1, to consider and discuss with the auditors any disclosed relationships or services that could affect the auditors' objectivity and independence and otherwise to take, and if so determined by the Committee, to recommend that the Board take, appropriate action to oversee the independence of the auditors.

    11. To consult with the independent auditors and discuss with Company management the scope and quality of internal accounting and financial reporting controls in effect.

    12. To prepare the Committee Report for inclusion in the Company's proxy statement for its annual meeting of stockholders.

    13. To investigate, review and report to the Board the propriety and ethical implications of any transactions, as reported or disclosed to the Committee by the independent auditors, employees, officers, members of the Board or otherwise, between (a) the Company and (b) any employee, officer or member of the Board of the Company or any affiliates of the foregoing.

    14. To perform such other functions and have such power as may be necessary or convenient in the efficient and lawful discharge of the foregoing.

Meetings:

    The Committee will hold at least two regular meetings per year and additional meetings, as the Committee deems appropriate. The President and Chief Executive Officer, Chairman of the Board, Executive Vice President and Chief Operating Officer and Chief Financial Officer may attend any meeting of the Committee, except for portions of the meetings where her, his or their presence would be inappropriate, as determined by the Committee Chairman. The operation of the Committee shall be subject to the Bylaws of the Company as in effect from time to time and Section 141 of the Delaware General Corporation Law.

Minutes and Reports:

    Minutes of each meeting will be kept and distributed to each member of the Committee, members of the Board who are not members of the Committee and the Secretary of the Company. The Chairman of the Committee will report to the Board from time to time, or whenever so requested by the Board.

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PROXY

SCIENTIFIC LEARNING CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 31, 2001

    The undersigned hereby appoints Sheryle J. Bolton and Frank M. Mattson, and each of them, as attorneys and proxies of the undersigned with full power of substitution to vote all of the shares of stock of Scientific Learning Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Scientific Learning Corporation to be held at the headquarters of Scientific Learning Corporation at 300 Frank H. Ogawa Plaza, Suite 500, Oakland, California, on May 31, 2001 at 10:00 a.m. local time, and at any and all postponements, continuations and adjournments thereof, with all power that the undersigned would possess if personally present upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

    UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

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/ X /	Please mark votes as in this example.

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW AND FOR PROPOSAL 2.

1.	To elect two directors to hold office until the 2004 Annual Meeting of Stockholders.				FOR	AGAINST	ABSTAIN
	Nominees:	(01) Sheryle J. Bolton LLP (02) Dr. Joseph B. Martin	2.	To ratify selection of Ernst & Young as independent accountants of the Company for its fiscal year ending December 31, 2001.	/ /	/ /	/ /
	FOR / /	WITHHELD / /
	/ / ________________________________________
	(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided above.)
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT / /
Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.
Signature: _________________________________ Date: _______________ Signature: _________________________________ Date: _______________

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 31, 2001
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
PROPOSAL 1 ELECTION OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE(1)
STOCK OPTION GRANTS AND EXERCISES
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1999 AND YEAR-END OPTION VALUES
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
CERTAIN TRANSACTIONS
OTHER MATTERS
APPENDIX A SCIENTIFIC LEARNING CORPORATION AMENDED AND RESTATED CHARTER OF THE AUDIT COMMITTEE